Exhibit 99.1

Avadel Pharmaceuticals Expands Leadership Team with Appointment of Susan Rodriguez as Chief Operating Officer

DUBLIN, May 13, 2025 – Avadel Pharmaceuticals plc (Nasdaq: AVDL), a biopharmaceutical company focused on transforming medicines to transform lives, today announced the appointment of Susan Rodriguez as Chief Operating Officer. In this newly created role, Ms. Rodriguez will lead all aspects of the Company's commercial strategy, structure, organization, and related operations, including supply chain.

“Susan is an accomplished biopharma executive with a track record of strategic leadership and excellence in commercializing innovative medicines,” said Gregory J. Divis, Chief Executive Officer of Avadel. “Her expertise will be invaluable at this critical time in our launch as we scale to meet increasing patient demand for LUMRYZ in the narcolepsy community and work toward the potential expansion of our label to idiopathic hypersomnia. She has deep experience building and executing market leading launches and accelerating the growth of brands, including in rare diseases, which positions her as an ideal leader to support our ongoing growth and future opportunity. We are excited to welcome Susan to Avadel during such a pivotal time for the Company.”

“I am delighted to join Avadel at this most exciting time, as the Company has advanced rapidly establishing a strong early market position with the launch of LUMRYZ and is poised to set new standards of care addressing critical unmet needs for people with sleep disorders,” said Ms. Rodriguez. “I’m eager to work alongside the team to realize the full potential of LUMRYZ and to bring this important medicine to as many eligible patients as possible who could benefit from a once-at-bedtime oxybate treatment.”

With more than 30 years of experience in the life sciences industry, Ms. Rodriguez brings a wealth of insights and knowledge to her role with Avadel. Before joining Avadel, Ms. Rodriguez served as Chief Commercial Officer of Ardelyx, where she led the launches of first-in-class therapies in gastroenterology and nephrology and played a key role in advancing Ardelyx into a commercial company. Before that, she served as Chief Executive Officer of Tolmar Pharmaceuticals, a specialty oncology company, where she established a new U.S. commercial entity, secured a market leading position for its primary oncology therapy, advanced their pipeline, and successfully launched a new rare disease therapy. Earlier, she held various commercial leadership positions across multiple divisions at Abbott as well as the Abbott–Takeda joint venture, TAP Pharmaceuticals. She holds a B.S. and M.S. in psychology from the University of Pennsylvania.

About LUMRYZ™ (sodium oxybate) for extended-release oral suspension

LUMRYZ is an extended-release sodium oxybate medication approved by the FDA on May 1, 2023, as the first and only once-at-bedtime treatment for cataplexy or excessive daytime sleepiness (EDS) in adults with narcolepsy. On October 16, 2024, LUMRYZ was additionally approved as a once-at-bedtime treatment for cataplexy or EDS in pediatric patients 7 years of age and older with narcolepsy.

The FDA approval of LUMRYZ was supported by results from REST-ON™, a randomized, double-blind, placebo-controlled, pivotal Phase 3 trial in adults with narcolepsy. LUMRYZ demonstrated statistically significant and clinically meaningful improvements in the three co-primary endpoints: EDS (MWT), clinicians’ overall assessment of patients’ functioning (CGI-I), and cataplexy attacks, for all three evaluated doses when compared to placebo.

With its approvals in May 2023 and October 2024, the FDA also granted 7 years of Orphan Drug Exclusivity to LUMRYZ for the treatment of cataplexy or EDS in adults with narcolepsy and in pediatric patients 7 years of age and older with narcolepsy (respectively) due to a finding of clinical superiority of LUMRYZ relative to currently available oxybate treatments. In particular, the FDA found that LUMRYZ makes a major contribution to patient care over currently available, twice-nightly oxybate products by providing a once-nightly dosing regimen that avoids nocturnal arousal to take a second dose.

INDICATIONS

LUMRYZ (sodium oxybate) for extended-release oral suspension is a prescription medicine used to treat the following symptoms in patients 7 years and older with narcolepsy:

•	sudden onset of weak or paralyzed muscles (cataplexy)
•	excessive daytime sleepiness (EDS)

IMPORTANT SAFETY INFORMATION

WARNING: Taking LUMRYZ™ (sodium oxybate) with other central nervous system (CNS) depressants, such as medicines used to make you fall asleep, including opioid analgesics, benzodiazepines, sedating antidepressants, antipsychotics, sedating anti-epileptic medicines, general anesthetics, muscle relaxants, alcohol or street drugs, may cause serious medical problems, including trouble breathing (respiratory depression), low blood pressure (hypotension), changes in alertness (drowsiness), fainting (syncope) and death.

The active ingredient of LUMRYZ (sodium oxybate) is a form of gamma hydroxybutyrate (GHB), a controlled substance. Abuse or misuse of illegal GHB alone or with other CNS depressants (drugs that cause changes in alertness or consciousness) have caused serious side effects. These effects include seizures, trouble breathing (respiratory depression), changes in alertness (drowsiness), coma and death. Call your doctor right away if you have any of these serious side effects.

Because of these risks, LUMRYZ is available only by prescription and filled through certified pharmacies in the LUMRYZ REMS. You must be enrolled in the LUMRYZ REMS to receive LUMRYZ. Further information is available at www.LUMRYZREMS.com or by calling 1-877-453-1029.

Do not take LUMRYZ if you take or your child takes other sleep medicines or sedatives (medicines that cause sleepiness), drink alcohol or have a rare problem called succinic semialdehyde dehydrogenase deficiency.

Keep LUMRYZ in a safe place to prevent abuse and misuse. Selling or giving away LUMRYZ may harm others and is against the law. Tell your doctor if you or your child have ever abused or been dependent on alcohol, prescription medicines or street drugs.

Anyone who takes LUMRYZ should not do anything that requires them to be fully awake or is dangerous, including driving a car, using heavy machinery or flying an airplane, for at least six (6) hours after taking LUMRYZ. Those activities should not be done until you know how LUMRYZ affects you.

Falling asleep quickly, including while standing or while getting up from the bed, has led to falls with injuries that have required some people to be hospitalized.

LUMRYZ can cause serious side effects, including the following:

•	Breathing problems, including slower breathing, trouble breathing and/or short periods of not breathing while sleeping (e.g., sleep apnea). People who already have breathing or lung problems have a higher chance of having breathing problems when they take LUMRYZ.
•	Mental health problems, including confusion, seeing or hearing things that are not real (hallucinations), unusual or disturbing thoughts (abnormal thinking), feeling anxious or upset, depression, thoughts of killing yourself or trying to kill yourself, increased tiredness, feelings of guilt or worthlessness and difficulty concentrating. Tell your doctor if you or your child have or had depression or have tried to harm yourself. Call your doctor right away if you or your child have symptoms of mental health problems or a change in weight or appetite.
•	Sleepwalking. Sleepwalking can cause injuries. Call your doctor if you or your child start sleepwalking.

Tell your doctor if you or your child are on a salt-restricted diet or have high blood pressure, heart failure or kidney problems. LUMRYZ contains a lot of sodium (salt) and may not be right for you.

The most common side effects of LUMRYZ in adults include nausea, dizziness, bedwetting, headache and vomiting. Your side effects may increase when you take higher doses of LUMRYZ. The most common side effects in children include nausea, bedwetting, vomiting, headache, decreased weight, decreased appetite, dizziness, and sleepwalking. LUMRYZ can cause physical dependence and craving for the medicine when it is not taken as directed. These are not all the possible side effects of LUMRYZ.

For more information, ask your doctor or pharmacist. Call your doctor for medical advice about side effects.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit http://www.fda.gov/medwatch, or call 1-800-FDA-1088.

Please see full Prescribing Information, including BOXED Warning.

About Avadel Pharmaceuticals plc

Avadel Pharmaceuticals plc (Nasdaq: AVDL) is a biopharmaceutical company focused on transforming medicines to transform lives. Our approach includes applying innovative solutions to the development of medications that address the challenges patients face with current treatment options. Avadel’s commercial product, LUMRYZ, was approved by the U.S. Food & Drug Administration (FDA) as the first and only once-at-bedtime oxybate for the treatment of cataplexy or EDS in patients 7 years of age and older with narcolepsy. For more information, please visit www.avadel.com.

Avadel intends to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcast.

Cautionary Disclosure Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements relate to our future expectations, beliefs, plans, strategies, objectives, results, conditions, financial performance, prospects or other events. Such forward-looking statements include, but are not limited to, expectations regarding the potential therapeutic benefit of LUMRYZ; the success of the commercialization of LUMRYZ; the anticipated market potential and sales opportunity of LUMRYZ; the potential expansion of LUMRYZ into idiopathic hypersomnia; the anticipated growth of the Company; and the anticipated contribution of the new Chief Operating Officer to the Company’s business. In some cases, forward-looking statements can be identified by use of words such as “will,” “may,” “could,” “believe,” “expect,” “look forward,” “on track,” “guidance,” “anticipate,” “estimate,” “project,” “next steps” and similar expressions and the negatives thereof (if applicable).

The Company’s forward-looking statements are based on estimates and assumptions that are made within the bounds of our knowledge of our business and operations and that we consider reasonable. However, the Company’s business and operations are subject to significant risks, and, as a result, there can be no assurance that actual results and the results of the company’s business and operations will not differ materially from the results contemplated in such forward-looking statements. Factors that could cause actual results to differ from expectations in the Company’s forward-looking statements include the risks and uncertainties described in the “Risk Factors” section of Part I, Item 1A of the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. Accordingly, you should not place undue reliance on forward-looking statements. The Company does not undertake any obligation to publicly update or revise our forward-looking statements, except as required by law.

Investor Contact:

Austin Murtagh

Precision AQ

Austin.Murtagh@precisionAQ.com

(212) 698-8696

Media Contact:

Lesley Stanley

Real Chemistry

lestanley@realchemistry.com

(609) 273-3162